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                                                                   EXHIBIT 25.01

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                              --------------------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                              --------------------

                       The First National Bank of Chicago
               (Exact Name of Trustee as Specified in its Charter)


      A National Banking Association                            36-0899825
                                                            (I.R.S. Employer
                                                          Identification Number)


One First National Plaza, Chicago, Illinois                    60670-0126
 (Address of Principal Executive Offices)                      (Zip Code)


                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, Address and Telephone Number of Agent for Service)

                              --------------------

                                Ingram Micro Inc.
         (Exact Name of Obligors as Specified in their Trust Agreements)


           Delaware                                            62-1644402
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)


       1600 E. St. Andrew Place
        Santa Ana, California                                    92705
(Address of Principal Executive Offices)                       (Zip Code)


               Zero Coupon Convertible Senior Debentures due 2018
                         (Title of Indenture Securities)

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Item 1.  General Information. Furnish the Following Information as to the
         Trustee:

         (a) Name and Address of Each Examining or Supervising Authority to Which it is Subject.

         Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

         (b) Whether it is Authorized to Exercise Corporate Trust Powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor. If the Obligor is an Affiliate of the Trustee, Describe Each Such Affiliation.

         No such affiliation exists with the trustee.


Item 16. List of Exhibits. List Below All Exhibits Filed as a Part of This Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.


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         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of July, 1998.


                                             The First National Bank of Chicago,
                                             Trustee

                                             By: /s/ SANDRA L. CARUBA
                                                 -------------------------------
                                                     Sandra L. Caruba
                                                     Vice President

------------------------
* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of the First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of
  U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).


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                                                                       EXHIBIT 6


        THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b) OF THE ACT


                                                                    July 6, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture of Ingram Micro Inc. to The First National Bank of Chicago, as Trustee, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                             Very truly yours,

                                             The First National Bank of Chicago



                                             By: /s/ SANDRA L. CARUBA
                                                 -------------------------------
                                                     Sandra L. Caruba
                                                     Vice President



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                                                                       EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago   Call Date: 03/31/98
                        ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460             Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                              Dollar Amounts
                                                                               in Thousands                C400
                                                                              --------------   --------------------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule
    RC-A): ................................................................                     RCFD
                                                                                                ----
   a. Noninterest-bearing balances and currency and coin(1) ...............                     0081     4,141,168    1.a
   b. Interest-bearing balances(2) ........................................                     0071     5,142,787    1.b
2. Securities
   a. Held-to-maturity securities(from Schedule RC-B, column A) ...........                     1754             0    2.a
   b. Available-for-sale securities (from Schedule RC-B, column D) ........                     1773     7,819,811    2.b
3. Federal funds sold and securities purchased under agreements
   to resell ..............................................................                     1350     5,619,157    3.

4. Loans and lease financing receivables:                                                       RCFD
                                                                                                ----
   a. Loans and leases, net of unearned income (from Schedule RC-C) .......                     2122    26,140,376    4.a
   b. LESS: Allowance for loan and lease losses ...........................                     3123       417,371    4.b
   c. LESS: Allocated transfer risk reserve ...............................                     3128             0    4.c

                                                                                                RCFD
   d. Loans and leases, net of unearned income, allowance, and reserve                          ----
      (item 4.a minus 4.b and 4.c)  .......................................                     2125    25,723,005    4.d
5. Trading assets (from Schedule RD-D)  ...................................                     3545     5,795,159    5.
6. Premises and fixed assets (including capitalized leases) ...............                     2145       757,033    6.
7. Other real estate owned (from Schedule RC-M) ...........................                     2150         6,547    7.
8. Investments in unconsolidated subsidiaries and associated
   companies (from Schedule RC-M) .........................................                     2130       135,327    8.
9. Customers' liability to this bank on acceptances outstanding ...........                     2155       512,763    9.
10. Intangible assets (from Schedule RC-M) ................................                     2143       261,456    10.
11. Other assets (from Schedule RC-F) .....................................                     2160     2,223,495    11.
12. Total assets (sum of items 1 through 11) ..............................                     2170    58,137,708    12.

---------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


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Legal Title of Bank:    The First National Bank of Chicago  Call Date: 03/31/98
                        ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460             Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

Schedule RC-Continued

                                                                      Dollar Amounts in
                                                                         Thousands           RCON
                                                                      -----------------      ----
LIABILITIES

13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from
       Schedule RC-E, part 1) ......................................                         2200       21,551,932     13.a
       (1) Noninterest-bearing(1) ..................................                         6631        9,361,049     13.a
       (2) Interest-bearing ........................................                         6636       12,190,883     13.a

                                                                                             RCFN
                                                                                             ----
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (from Schedule RC-E, part II) ...............................                         2200       14,511,110     13.b
       (1) Noninterest bearing .....................................                         6631          604,859     13.b
       (2) Interest-bearing ........................................                         6636       13,906,251     13.b
14. Federal funds purchased and securities sold under agreements
    to repurchase: .................................................                         RCFD 2800   3,887,022     14
15. a. Demand notes issued to the U.S. Treasury ....................                         RCON 2840      63,092     15.a
    b. Trading Liabilities(from Sechedule RC-D) ....................                         RCFD 3548   5,918,194     15.b

16. Other borrowed money:                                                                    RCFD
                                                                                             ----
    a. With original maturity of one year or less ..................                         2332        3,134,696     16.a
    b. With original  maturity of more than one year ...............                         A547          381,681     16.b
    c. With original maturity of more than three years .............                         A548          326,551     16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ........                         2920          512,763     18.
19. Subordinated notes and debentures ..............................                         3200        2,000,000     19.
20. Other liabilities (from Schedule RC-G) .........................                         2930        1,163,747     20.
21. Total liabilities (sum of items 13 through 20) .................                         2948       53,450,788     21.
22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus ..................                         3838                0     23.
24. Common stock ...................................................                         3230          200,858     24.
25. Surplus (exclude all surplus related to preferred stock) .......                         3839        3,107,585     25.
26. a. Undivided profits and capital reserves ......................                         3632        1,359,598     26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ..................................................                         8434           18,975     26.b
27. Cumulative foreign currency translation adjustments ............                         3284              (96)    27.
28. Total equity capital (sum of items 23 through 27) ..............                         3210        4,686,920     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ..........................                         3300       58,137,708     29.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
   1996..................RCFD 6724 ................... [2]

1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)

2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which
    submits a report on the consolidated holding company           6 = Compilation of the bank's financial statements by external
    (but not on the bank separately)                                   auditors

3 = Directors' examination of the bank conducted in                7 = Other audit procedures (Excluding tax preparation work)
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be                  8 = No external audit work
    required by state chartering authority)

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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